                                                                   EXHIBIT 10.17

                      ITT INDUSTRIES EXCESS BENEFIT TRUST

          THIS TRUST AGREEMENT, originally made and entered into as of January 1, 1985, as amended and restated as of July 15, 1987, and further amended and restated as of July 1, 1993 and as of July 13, 2004 by ITT INDUSTRIES, INC., a corporation organized under the laws of the State of Indiana (as successor to ITT Corporation), hereinafter referred to as the "Company", and State Street Bank and Trust Company, a Massachusetts banking corporation, hereinafter referred to as the "Trustee."

                                WITNESSETH THAT:

          WHEREAS,

      (1) The Company has established, for the benefit of certain employees of the Company, excess benefit plans called the ITT Industries Excess Pension Plan IA and the ITT Industries Excess Pension Plan IB (the "Plans") to provide benefits which the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prevents the Company's tax-qualified defined benefit plans from providing, all as set forth in the Plans;

      (2) The Company has established this trust fund to aid it in accumulating the amounts necessary to satisfy its contractual liability to certain participants in the Plans to pay benefits under the terms of the Plans and to afford such Members (as defined below) security (to the extent possible under existing tax laws) approaching that which they would have under the tax-qualified plans but for the ERISA maximum benefit limitations;

      (3) The Company has also established, for the benefit of certain employees, a plan to provide additional benefits for a select group of management and highly compensated employees electing retirement under the Company's Enhanced Retirement Program, all as set forth in the ITT Select Management Plan and such other programs of deferred compensation for select groups of management and highly compensated employees as the Company may from time to time adopt, including by amending the Plans (collectively the "Supplemental Plans"). Each participant in the Plans and the Supplemental Plans is hereinafter referred to as a "Member");

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                                                                               2

      (4) The Company wishes to use the trust fund established for the purpose of accumulating amounts necessary to satisfy its contractual liability to Members under the Plans, to accumulate the amounts necessary to satisfy its contractual liability to pay benefits to Members under the terms of the Supplemental Plans and to afford Members the security (to the extent possible under existing tax laws) approaching that which they would have under the tax-qualified plans but for the ERISA and Internal Revenue Code limitations;

      (5) The Company presently intends to make contributions to this Trust to aid the Company in meeting its obligations under the Plans and Supplemental Plans, unless and until a Suspension of the Trust, as hereinafter defined, should occur, in which event such Contributions shall be held by the Trustee, and invested, reinvested and distributed, all in accordance with the provisions of this Trust Agreement;

      (6) The Plans and the Supplemental Plans provide for the Company to pay all benefits from its general assets to the extent not paid by this Trust, and the establishment of this Trust shall not affect the Company's continuing liability to pay Plans and Supplemental Plans' benefits except that the Company's liability shall be offset by actual benefit payments made by this Trust;

      (7) The Company reserved the right to amend this Trust pursuant to Section 13 and has exercised that right by amending and restating this Trust as of July 1, 1993 and July 13, 2004; and

      (8) The Trust established by this Trust Agreement is intended to be a "grantor trust" with the result that the corpus and income of the Trust be treated as assets and income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

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                                                                               3

SECTION 1. ESTABLISHMENT AND TITLE OF THE TRUST

      1.1 The Company hereby establishes with the Trustee a trust to be known as the "ITT Excess Benefit Plan Trust" (hereinafter referred to as the "Trust"), consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, are hereinafter referred to as the "Trust Fund." The Trust Fund shall be held by the Trustee IN TRUST and shall be dealt with in accordance with the provisions of this Trust Agreement; provided, however, that the Company shall at all times have the power to reacquire the Trust Fund by substituting readily marketable securities of an equivalent value, net of any costs of disposition, and such other property shall, following such substitution, constitute the Trust Fund. The Trust Fund shall be held for the exclusive purpose of providing payments to Members and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made; provided, however, that the Trust Fund shall at all times be subject to the claims of creditors of the Company and its subsidiaries who have reduced such claims to judgment and levied execution of such judgments against the Trust Fund in accordance with due process of law.

SECTION 2. ACCEPTANCE BY THE TRUSTEE

      2.1 The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. The amount of each contribution by the Company to the Trust Fund shall be determined in the sole discretion of the Company. The Trustee does not assume any responsibility or undertake any duty to enforce payment of any contribution to the Plans or for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans.

SECTION 3. LIMITATION ON USE OF FUNDS

      3.1 No part of the corpus or income of the Trust Fund shall be recoverable by the Company or used for any purpose other than for the exclusive purpose of providing payments to

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                                                                               4

Members and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made; provided, however, that (i) nothing in this
Section 3.1 shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Sections 8 and 16 of this Trust Agreement or the application of the Trust Fund as provided in Section 6.4(c) of this Trust Agreement if the Trust is finally determined not to constitute a grantor trust and (ii) the Trust Fund shall at all times be subject to claims of creditors of the Company and its subsidiaries who have reduced such claims to judgment and levied execution of such judgments against the Trust Fund in accordance with due process of law. Notwithstanding anything else to the contrary, the Company shall at all times have the power to reacquire the Trust Fund by substituting readily marketable securities of an equivalent value, net of any costs of disposition, and such other property shall, following such substitution, constitute the Trust Fund.

      3.2 (a) Notwithstanding anything else herein to the contrary, during the period, if any, in which the Company is either Bankrupt or Insolvent, as defined below, the Trustee shall suspend all payments to Members and apply the Trust Fund for the benefit of the creditors of the Company only as directed by the United States Bankruptcy Court or other court of competent jurisdiction ("Bankruptcy Court"), and shall, to the maximum extent permitted by applicable law, be fully protected in doing so.

            (b) For purposes of this Trust Agreement, the Company shall be deemed to be "Bankrupt" if the Trustee has received a copy of a petition, duly filed by the Company with the Bankruptcy Court, for commencement of a voluntary case pursuant to Section 301 (or any successor provision thereof) of the Bankruptcy Reform Act of 1978, as amended ("BRA"), or a petition, duly filed against the Company with the Bankruptcy Court for commencement of an involuntary case pursuant to Section 303 (or any successor provision thereof) of the BRA, together with a copy of the Certificate of Filing, acknowledging such filing. Notwithstanding the foregoing provisions of this Section 3.2(b), the Company shall be deemed to be no longer Bankrupt if the Trustee has received a copy of an order, duly issued by the Bankruptcy Court and filed with the clerk thereof, dismissing such voluntary or involuntary case. The Company shall deliver to the Trustee a copy of any such bankruptcy petition, Certificate of Filing or order of

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                                                                               5

dismissal within one business day after the date such petition was duly filed with the Bankruptcy Court or clerk thereof.

            (c) For purposes of this Trust Agreement, the Company shall be deemed to be "Insolvent" if the Trustee has received a copy of: (i) a written certification, approved by at least two-thirds of the members of the Board of Directors of the Company and agreed and attested to, under penalties of perjury, by the Chief Executive Officer of the Company, to the effect that the Company is not paying its debts (other than debts that are the subject of a bona fide dispute) as they become due or (ii) a written certification by another party, under penalties of perjury, that the Company is not paying its debts (other than such disputed debts) as they become due. Notwithstanding the foregoing provisions of this Section 3.2(c), the Company shall be deemed to be no longer Insolvent if the Trustee has received a copy of the Company's most recent quarterly (unaudited) condensed balance sheet ("Quarterly Report"), or of its most recent annual (audited) consolidated balance sheet ("Annual Report"), reporting that the Company's total assets exceed its total liabilities and its current assets exceed its current liabilities as of a date on or after the date of such written certification. The Company shall deliver to the Trustee a copy of each Quarterly Report and Annual Report and of any certification approved by the Board of Directors under the procedures set forth above in this Section 3.2(c) within one business day after the date such report is released to anyone not employed by, or affiliated with, the Company or the date such certification is approved.

            (d)   In the event payments to Members are not made pursuant to this
Section 3.2 and subsequently resume because the Company has been determined to be no longer Bankrupt or Insolvent or by order of the Bankruptcy Court, the first payment to Members after payments are resumed shall include (unless otherwise ordered by the Bankruptcy Court) all arrearages, including interest at the Interest Rate defined in Section 6.2(a)(iii).

            (e) Notwithstanding Section 13.1 to the contrary, this Section 3.2 may not be amended by the Company except to comply with any applicable federal law, rule or regulation, including those promulgated by the Department of Labor, Securities and Exchange Commission, the Internal Revenue Service or the Treasury Department.

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                                                                               6

SECTION 4. DUTIES AND POWERS OF THE PFTIC, TRUSTEE, AND INVESTMENT MANAGER WITH
           RESPECT TO INVESTMENTS

      4.1 The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in accordance with the Investment Guidelines attached hereto as Exhibit A.

      4.2 Except as otherwise required by applicable law, all assets of the Trust Fund may be commingled for investment purposes.

      4.3 The ITT Industries Pension Fund Trust and Investment Committee ("PFTIC") may from time to time by written instrument delivered to the Trustee direct the Trustee to segregate all or a specified portion of the Trust Fund into a separate account (the "Directed Account") and invest it in accordance with the directions of one or more Investment Managers as that term is defined in Section 4.6 of this Trust Agreement, appointed by the PFTIC.

      4.4 Supervision of the Investment Manager shall be the exclusive responsibility of the Company. Notwithstanding anything to the contrary in this Agreement, the Trustee shall be under no duty or obligation to review or to question any direction of the Investment Manager or to review the securities or other property held in a Directed Account with respect to prudence, proper diversification of the Trust Fund assets or compliance with the Investment Guidelines or any limitation on the Investment Manager's authority under the terms of the Plan, any agreement entered into between the Company and the Investment Manager or imposed by applicable law or to make suggestions to the Company on an Investment Manager with respect to the investment and reinvestment of any Directed Account.

      4.5 The Trustee shall invest and reinvest the Directed Account only to the extent and in the manner directed by the Investment Manager. All directions given by the Investment Manager to the Trustee may be in writing, signed by an officer (or a partner) of the Investment Manager, or by such other person or persons as may be designated by an officer (or a partner) of the Investment Manager, may be given orally by such person or may be transmitted to the Trustee by such other means of communication as the Investment Manager, with the consent of the Trustee, may deem appropriate or necessary. In performing its investment duties, the Investment Manager shall have, with respect to the Directed Account, all of the powers of the

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                                                                               7

Trustee listed in Sections 4 and 5 of this Trust Agreement (other than paragraphs (e) and (g) through (1) of Section 5.1). If the Trustee is notified in writing by the PFTIC that the Investment Manager has resigned, was removed or is no longer a qualified Investment Manager, as defined in Section 4.6 of this Trust Agreement, the PFTIC can appoint the Trustee as investment manager, however, until the Trustee accepts the appointment or a new investment manager is appointed, the Company assumes investment responsibility for the Directed Account appointed by the PFTIC. In the event the Trustee assumes investment responsibility for any assets of a Directed Account, the Trustee shall not be liable for any losses to the Trust Fund resulting from the disposition of any investment made by an Investment Manager or for the holding of any illegal or unmarketable securities or for the holding of any other asset acquired by the Investment Manager if the Trustee is unable to dispose of such investment because of any Securities laws restrictions or if any orderly liquidation of such investment is difficult under prevailing conditions or for failure to comply with any investment or diversification limitations imposed upon the Investment Manager to for any other violation of the terms of this Agreement.

      4.6 Any Investment Manager may from time to time and at any time issue orders for the purchase or sale of securities directly to a broker or dealer and the Trustee upon request from the Investment Manager shall execute and deliver appropriate trading authorization. Notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager, and the execution of each such order shall be confirmed by the broker to the Investment Manager and to the Trustee. Such notification shall be authority to the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be, in accordance with the custom and practices of the securities industry. It is specifically understood by the Company that when the Trustee is instructed to deliver property against payment, delivery of the property and receipt of payment may not be simultaneous. Unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Investment Manager, knowing such act or omission to be a breach of the fiduciary responsibility of the Investment Manager with respect to the Plan or Supplemental Plans, the Trustee shall not be liable for any act or omission of the Investment Manager and shall not be under any obligation to invest or otherwise manage the assets of the Plan or Supplemental Plans that are subject to the management of the Investment Manager and, to the maximum extent permitted by applicable law, the Trustee shall have no liability or responsibility for acting in accordance with, or not acting in the absence of, any

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                                                                               8

written direction of the Investment Manager, or subject to Section 4.4 of this Trust Agreement, failing to act in the absence of any such direction. Provided however, the Trustee shall not be deemed to have "participated" in a breach by an Investment Manager for the purposes of this Section 4.5 as a result of the performance by the Trustee of any custodial, reporting recording, and bookkeeping functions with respect to any assets of the Plan or Supplemental Plan managed by an Investment Manager or as a result of settling purchase and sale transactions entered into by the Investment Manager or to have "knowledge" of any such breach as a result of the information received by the Trustee in the normal course in performing such functions or settling such transactions. The Company agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee's willful misconduct or negligence in performing the express terms of this Agreement by reason of the Trustee's taking or refraining from taking any action in accordance with this
Section 4.5, including, without limiting the generality of the foregoing, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold, pursuant to orders issued by the Investment Manager directly to a broker or dealer.

      4.7 As used herein, "Investment Manager" shall mean an investment manager registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in that Act or an insurance company which is qualified to manage, acquire or dispose of assets under the laws of more than one state of the United States.

SECTION 5. ADDITIONAL POWERS AND DUTIES OF THE TRUSTEE

      5.1 The Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust Fund except to the extent such powers have been conferred upon an Investment Manager pursuant to
Section 4.4 hereof:

      5.2 (a) To sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof.

            (b) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

            (c) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

            (d) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

            (e) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust.

            (f) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property

            (g) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

            (h) To hold any mortgage in its own name or in the name of a nominee, with or without the addition of words indicating that such mortgage is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or other entity to hold title to any mortgage with the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to renew or extend or participate in the renewal or extension of any mortgage, and to

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                                                                              10

agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee.

            (i) To engage any legal counsel, including counsel to the Company, any enrolled actuary, or any other suitable agents, to consult with such counsel, enrolled actuary, or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel, enrolled actuary or agents, and to pay its reasonable fees, expenses and compensation.

            (j) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

            (k) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

            (1) To hold any portion of the Trust Fund in cash pending investment, or for the payment of expenses and benefits, without liability for interest.

            (m) Upon the instructions of the Company, to transfer assets of the Trust Fund to an investment company or mutual fund, for which the Trustee, Investment Manager or an

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                                                                              11

affiliate of the Investment Manager provides, for compensation, custodial, advisory or other services. Payments by the Trustee and Funding by the Company

SECTION 6. PAYMENTS BY THE TRUSTEE AND FUNDING BY THE COMPANY

      6.1 The establishment of the Trust and the payment or delivery to the Trustee of money or other property acceptable to the Trustee shall not vest in any Member any right, title or interest in and to assets of the Trust Fund or any payments.

      6.2 (a) "Payment Schedule" shall mean a schedule listing all Members and containing the information described below in this Section 6.2(a) as of January 1 of the calendar year with respect to which the Payment Schedule was delivered to the Trustee (the "Payment Schedule Date") and such additional dates as are indicated below: (For purposes of this Trust and the Payment Schedule, the term "Member" shall include the beneficiary of a Member, if any, or other person or entity, entitled to payments from the Trust in the event of the Member's death, as determined pursuant to Section 6.4 of this Trust Agreement, wherever the context so requires.)

                  (i) The Trust Benefit for each Member and, if the Member is not receiving payments under the Plans as of the Payment Schedule Date, the Member's Trust Benefit as of January 1 of each of the next two succeeding calendar years. For purposes of this Trust and the Payment Schedule, the "Trust Benefit" shall mean (A) in the case of a Member who is receiving payments under the Plans as of the Payment Schedule Date, the monthly payment and (B) in the case of a Member who is not receiving payments as of the Payment Schedule Date, the monthly amount payable under the Plans expressed as a single life annuity commencing (1) at age 65 if any benefit was accrued under the Plan at the applicable Payment Schedule Date, and (2) if the Member would qualify for an immediate benefit under the Plans upon termination of employment on the applicable calculation date, at such calculation date. Such Trust Benefits shall be calculated based on:

                        (A) the terms of the Plans and the Federal tax law in effect on the Payment Schedule Date;

                        (B) the Member's Benefit Service and Compensation under the Plan as of the Payment Schedule Date; and

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                                                                              12

                        (C) the Member's projected age and projected Eligibility Service under the Plan on the applicable calculation date.

                  (ii) The Present Value of each Member's accrued benefit under the Plans. For purposes of this Trust and the Payment Schedule, "Present Value" shall mean the actuarial value of a Member's accrued benefit under the Plan as of the Payment Schedule Date calculated pursuant to the provisions of Financial Accounting Standards Board Opinion Number 36 ("FASB 36") for purposes of the Company's annual financial statements or, if FASB 36 is modified or eliminated after December 31, 1984, calculated on the basis of the methodology of FASB 36 in effect on December 31, 1984 for such purposes and the applicable actuarial assumptions used in funding the Retirement Plan for Salaried Employees of ITT Corporation (the "ITT Salaried Retirement Plan"); provided, however, that Members will be assumed to retire no later than age 65 and in no event shall the interest rate used in determining Present Values for the 1984, 1985 or 1986 Payment Schedules exceed 9.25 percent per annum, compounded annually.

                  (iii) The "Interest Rate", which is the actuarial interest rate used in Section 6.2(a)(ii) of this Trust Agreement.

                  (iv) For Members who are receiving payments under the Plan as of the Payment Schedule Date, the form and other relevant information necessary to calculate benefits payable under the Plan.

                  (v) Each Member's address and taxpayer identification number.

                  (vi) Each Member's spouse or other beneficiary under the Plan or other person or entity entitled to payments under the Plan in the event of the Member's death. (For purposes of this Trust Agreement, the term "spouse" shall mean the spouse of a Member as determined under the Plan.) If the Member is receiving pension payments as of the Payment Schedule Date and has validly elected under the Plan a single life annuity, such election shall be indicated on the Payment Schedule.

                  (vii) Such other relevant information as may be required by the Actuary.

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                                                                              13

            For purposes of this Trust and the Payment Schedule, "Actuary" shall mean the enrolled actuary for the ITT Salaried Retirement Plan or, in the event that such enrolled actuary is an employee of the Company or its subsidiaries, an independent enrolled actuary who is not an employee of the Company or its subsidiaries and who is selected by the Trustee.

            (b) Attached as Exhibit B is the Payment Schedule for 1984. The Company shall provide the Trustee with a revised Payment Schedule for each subsequent calendar year no later than December 31 of that year. Each revised Payment Schedule shall constitute a revocation of the immediately preceding Payment Schedule, provided that: (i) the Company has made the contribution, if any, required by Section 6.3 of this Trust Agreement and (ii) the Actuary certifies that, based on all the information provided to the Actuary, (A) the revised Payment Schedule accurately reflects the Trust Benefit of each Member as of the Payment Schedule Date and such additional dates as are indicated in
Section 6.2(a) of this Trust Agreement, (B) any reductions in the Trust Benefit of a Member from the amount indicated in the previous Payment Schedule are due to the application of the ERISA maximum benefit limitations, or Social Security benefits (or the tax rules for integration of such benefits), or election of optional pre-retirement death benefits, or to deaths which the Trustee has confirmed by receiving a copy of the death certificate from the Company, and (C) the Present Values included in the revised Payment Schedule have been calculated in accordance with Section 6.2(a) of this Trust Agreement.

            (c) The Company may not modify, revoke or alter the Payment Schedule, or substitute a revised Payment Schedule, except in accordance with
Section 6.2(b) of this Trust Agreement. However, the Company may from time to time notify the Trustee of (i) changes of addresses listed on the Payment Schedule and (ii) changes in a Member's beneficiary under the Plan and such new beneficiary shall be treated, for purposes of this Trust, as designated on the Payment Schedule.

      6.3   With respect to each calendar year for which a revised Payment
Schedule is delivered to the Trustee, the Company shall contribute to the Trust not less than the amount certified by the Actuary as necessary to maintain the Trust on a fully funded basis as of the first day of the month immediately preceding the month in which the revised Payment Schedule is

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                                                                              14

delivered to the Trustee in accordance with Section 6.2(b) of this Trust Agreement (the "Valuation Date"). For purposes of this Section 6.3(a), the Trust shall be deemed to be "fully funded" if the aggregate fair market value of the Trust Fund as of the Valuation Date equals or exceeds (A) the aggregate Present Values included in the revised Payment Schedule as of the Payment Schedule Date, credited with interest between the Payment Schedule Date and the Valuation Date at the Interest Rate specified in the revised Payment Schedule, plus (B) the expenses and other charges, an estimate of which shall be provided by the Trustee to the Actuary, which have been accrued and not paid or which the Trustee reasonably expects to be incurred by the Trust as provided in Sections 8 and 16 of this Trust Agreement during the current and the next succeeding three calendar years. The contribution required with respect to a revised Payment Schedule shall be made by the Company no later than the date such Payment Schedule was delivered to the Trustee.

      6.4 Subject to Sections 6.4(c), 6.4(d), 6.4(e) and 6.5 of this Trust Agreement, the Trustee shall make payments, commencing with the payments due under the Plan for March, 1985, pursuant to the following provisions of this
Section 6.4 and shall, to the maximum extent permitted by applicable law, be fully protected in doing so.

            (a) (i) The amount specified or determined from the instructions in the Payment Schedule then in effect shall be paid by the Trustee to each Member listed thereon as receiving pension payments in the form and at the time or times specified or determined from the instructions in the Payment Schedule. If the Member shall not then be living, the Trustee shall pay the beneficiary, if any, confirmed by the Company to the Trustee as designated in accordance with the Plan. If the Company shall not make such a confirmation, the Trustee shall pay the beneficiary on the Payment Schedule then in effect. However, if a person claiming to be the Member's beneficiary under the Plan notifies the Trustee of such claim, the Trustee shall pay such claimant if (i) after written notice by the Trustee to the Company of such claim the Company shall consent in writing to payment to such claimant or (ii) such claimant shall obtain a final judicial determination binding upon the Company and the Trustee establishing the validity of such claim. The Trustee is authorized to withhold making payments until such consent is given or such final judicial determination is obtained.

                  (ii) The Trustee shall file with the Company a written report of each payment made pursuant to this Section 6.4(a) within 30 days after making the payment.

            (b) (i) The amount submitted by the Company to the Trustee, with the Member's concurrence, as confirmed by an Affidavit in substantially the form of Exhibit C attached hereto, as payable in accordance with the terms of the Plan or, if such concurrence as confirmed by such Affidavit is not obtained, the amount certified by the Actuary to the Trustee as payable in accordance with the terms of the Plan or otherwise indicated as payable in accordance with the terms of the Trust pursuant to Section 6.4(b)(iii) of this Trust Agreement shall be paid by the Trustee to a Member who, as of the Payment Schedule Date, was not receiving payments under the Plan but is listed with a Trust Benefit on the Payment Schedule then in effect, in the form and at the time or times specified in such submission or certification or in the Payment Schedule, whichever is applicable.

                  (ii) At any time, any Member may independently request the Trustee to commence payments in accordance with the terms of the Plan by delivering to the Trustee two duly executed and notarized Affidavits in substantially the form of Exhibit D attached hereto. Upon receipt of such Affidavits the Trustee shall request a calculation of the Member's benefit under the Plan from the Actuary and shall pay the amount certified by the Actuary to the Trustee as payable in accordance with the terms of the Plan or otherwise indicated as payable in accordance with the terms of the Trust pursuant to Section 6.4(b)(iii) of this Trust Agreement in the form and at the time specified in such certification or in the Payment Schedule, whichever is applicable. The Trustee shall send one Affidavit to the Company promptly following receipt by the Trustee.

                  (iii) Upon receipt of the Affidavits described in Section 6.4(b)(ii) of this Trust Agreement, or if the Member's concurrence to the Company's submission is not obtained pursuant to Section 6.4(b)(i) of this Trust Agreement, the Trustee shall obtain from the Company the relevant information necessary to calculate the amount payable to the Member in accordance with the terms of the Plan. The Company agrees to furnish to the Trustee all information required by the Actuary to perform such calculation. The Trustee shall furnish such information to the Actuary, shall request the

      Actuary to certify the amount payable to the Member and the date payments should commence in accordance with the terms of the Plan based on such information, and shall deliver a copy of such information and request to the Member. However, in the event the Company fails to provide the necessary information, or if the Member notifies the Trustee that the information provided by the Company is inaccurate or incomplete, the Trustee shall immediately commence monthly payments equal to the larger of
      (i) the amount certified by the Actuary to the Trustee as payable in accordance with the Plan based upon the Trust Benefit indicated on the Payment Schedule then in effect or (ii) the amount, if any, certified by the Actuary to the Trustee as payable in accordance with the Plan based on the information supplied to the Actuary by the Company. Such payments shall continue unless and until (1) the Trustee is able to obtain a satisfactory certification from the Actuary concurred to by the Member of the amount payable to the Member in accordance with the terms of the Plan based on additional information provided by the Company or (2) the Member obtains a final judicial determination binding upon the Company and the Trustee of the amount payable to the Member in accordance with the terms of the Plan. If the Trustee obtains such a satisfactory certification or the Member obtains such judicial determination, the amount paid to the Member from the Trust shall be adjusted retroactively to the amount so certified or judicially determined, to the extent funds are available.

                  (iv) In the event of a Member's death, the Affidavits required by this Section 6.4 shall be delivered by, and the Trustee shall pay, the beneficiary, if any, or other person or entity entitled to payments from the Trust in the event of the Member's death, if any, as designated or determined in accordance with the Plan and confirmed by the Company to the Trustee. Upon receipt of such Affidavits the Trustee shall send a copy of such Affidavits to the Company and obtain from the Company the relevant information necessary to calculate the amount payable to the beneficiary or other person or entity in accordance with the terms of the Plan. The Company agrees to furnish to the Trustee all information required by the Actuary to perform such calculation. The Trustee shall furnish such information to the Actuary, shall request the Actuary to certify the amount payable to the beneficiary or other entity and the date payments should commence in accordance with the terms of the Plan based on such information, and shall deliver a copy of such information and request to the beneficiary or other person or entity. However, in the event the Company fails to provide the necessary information, or if the beneficiary or other person or entity notifies the Trustee that the information provided by the Company is inaccurate or incomplete, the Trustee shall pay the beneficiary indicated on the Payment Schedule then in effect. However, if a person claiming to be the Member's beneficiary or other person or entity entitled to payments from the Trust in the event of the Member's death under the Plan, notifies the Trustee of such claim, the Trustee shall pay such claimant if (i) after written notice by the Trustee to the Company of such claim, the Company shall in writing (A) acknowledge such claim is valid and is in accord with the terms of the Plan and (B) consent to payment to such claimant or (ii) such claimant shall obtain a final judicial determination binding upon the Company and the Trustee establishing the validity of such claim. The Trustee is authorized to withhold making payments until such consent is given or such final judicial determination is obtained.

                  (v) The Trustee shall file with the Company a written report of each payment made to a Member pursuant to this Section 6.4(b) within 30 days after making such payment.

            (c) Notwithstanding anything contained in Sections 6.4(a) or 6.4(b) of the Trust Agreement to the contrary, if at any time the Trust finally is determined by the Internal Revenue Service (the "IRS") not to be a "grantor trust" with the result that the income of the Trust Fund is not treated as income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended, or if a tax is finally determined by the IRS or by counsel to the Trustee, to be payable by one or more Members in respect of any vested interest in the Trust Fund prior to payment of such interest to such Member or Members, then the Trust shall immediately terminate and the entire Trust Fund (less any expenses or costs due under Sections 8 and 16 of this Trust Agreement) shall be paid by the Trustee to the trust established as part of the ITT Salaried Retirement Plan as a contribution by the Company. Such contribution shall be designated for the separate account maintained in that trust for retiree medical benefits (to the extent the contribution is deductible by the Company for federal income tax purposes) and the remainder, if any, shall be designated for the account maintained for retirement benefits.

Upon termination of the Trust pursuant to this Section, no Member shall be entitled to any further payments from the Trust.

            (d) If the Trustee determines that the Trust Fund is insufficient to provide for the full monthly payment to one or more Members in accordance with
Section 6.4(a) or 6.4(b) of this Trust Agreement then, except as provided in
Section 12 of this Trust Agreement, the amount to each such Member at that time shall be reduced in proportion to the ratio which the aggregate fair market value of the Trust Fund bears to the aggregate amount otherwise payable at that time to all such Members, and any Member who thereafter presents an Affidavit to the Trustee shall not be entitled to any payment from the Trust Fund.

            (e) Notwithstanding anything else in this Section 6.4 to the contrary, in the event of a Suspension of the Trust, as defined in Section 12.2(a) of this Trust Agreement, the amount payable to a Member shall be reduced pursuant to the requirements of Section 12.2(c) of this Trust Agreement.

            (f) Notwithstanding anything in this Trust Agreement to the contrary, the Company shall remain primarily liable under the Plan to pay benefits. However, the Company's liability under the Plan may be reduced or offset to the extent the Trust makes Plan payments.

      6.5 The Trustee shall deduct from each payment under Section 6.4 any Federal, State or local withholding or other taxes or charges which the Trustee is from time to time required to deduct under applicable laws.

      6.6 The Company may from time to time elect to include the amount payable to one or more Members under the Supplemental Plans on a revised Payment Schedule delivered to the Trustee in accordance with Section 6.2(b). In the event that the Company makes such an election, then, with respect to such Members, the term Plan shall be deemed to include the Supplemental Plans for all purposes in this Trust Agreement except Section 12.2(a)(i). Once the Company has included the amount payable to one or more Members under the Supplemental Plans on a revised Payment Schedule, then any reductions in the Trust Benefit of Members with respect to the Supplemental Plans in subsequent revised Payment Schedules will constitute a revocation of the immediately preceding Payment Schedule, only if such revised Payment

Schedule complies with the terms and conditions of Section 6.2(b), and the Company certifies to the Trustee that such reduction is based on all information provided to the Actuary, that any such reduction is due to changes in the annual compensation that may be taken into account in determining benefits under tax-qualified retirement plans or changes in other statutory or regulatory imposed limitations on tax-qualified retirement plans. Any amendment of this
Section 6.6 shall not result in a reduction of any Member's Trust Benefit.

      6.7 The establishment of the Trust and the payment on delivery to the Trustee of money or other property acceptable to the Trustee shall not give to any Member rights to payment greater than those of a general unsecured creditor of the Company.

      6.8 The Company shall certify to the Trustee the amount of Federal State or local withholding or any other taxes or charges which are required to be deducted from the amount payable to any member pursuant to Section 6.5 hereof.

      6.9 For purposes of this Article 6, the Trustee may rely upon, and shall be fully protected in relying upon, certificates furnished to the Trustee by the Actuary. The Trustee shall have no duty or obligation to make any independent determination or calculation and may assume that such certifications are correct and in accordance with the terms of the plan and the Supplemental Plans.

SECTION 7. THIRD PARTIES

      7.1 A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

SECTION 8. TAXES, EXPENSES AND COMPENSATION

      8.1 The Company shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at Company expense, but only if it has received an indemnity bond or other security satisfactory to it to pay any such expense. In the alternative, the Company may itself contest the validity of any such taxes.

      8.2 Any reasonable expenses incurred by the Trustee on its own behalf or upon the request of the Member pursuant to Section 6.4(b)(ii) of this Trust Agreement or of a beneficiary or other person or entity pursuant to Section 6.4(b)(iv) of this Trust Agreement for actuarial services including those rendered by the Actuary pursuant to the Trust shall be paid by the Company. To the extent that such services are not paid by the Company, the Trust may pay for such services out of the Trust Fund.

      8.3 Any other reasonable expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including legal fees, shall be paid by the Company. If the Company does not pay such expenses, the Trust may pay for such expenses out of the Trust Fund. The Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of the Trustee or by the termination of the Trust. Upon the direction of the Company, the Trustee shall pay investment management fees from the Trust Fund.

      8.4 The Company will pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Company and the Trustee, or, absent such agreement, such reasonable compensation as may be determined from the Trustee's published fee schedules for similar trusts or services. Such compensation shall be charged against and paid from the Trust Fund to the extent the Company does not pay such compensation.

SECTION 9. ADMINISTRATION AND RECORDS

      9.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on micro-film, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of their intention to do so and transferring to the Company any of such accounts, books and records requested.

      9.2 Within 30 days after the close of any monthly or quarterly period with respect to which the Company or the PFTIC may direct the Trustee to account, within 30 days after the close of each calendar year, and within 30 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Company and the PFTIC a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such monthly or quarterly period as directed by the Company or the PFTIC, or during the preceding calendar year, or during the period from the close of the preceding calendar year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the end of such calendar year or other period. Upon the expiration of 90 days from the completion of Company's annual audit, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which the Company shall file with the Trustee written objections.

      9.3 The Trustee shall from time to time permit an independent public accountant selected by the Company (except one to whom the Trustee has reasonable objection) to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

      9.4 As of the last day of each calendar year, the fair market value of the assets held in the Trust Fund shall be determined. Within 30 days after the close of each calendar year, the Trustee shall file with the Company and the PFTIC the written report of the determination of such fair market value of the assets held in the Trust Fund.

      9.5 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary parties thereto in addition to the Trustee shall be the Company and the Members listed on the Payment Schedule then in effect.

      9.6 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee copies of all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.

      9.7 In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

SECTION 10. REMOVAL OR RESIGNATION OF THE TRUSTEE AND DESIGNATION OF SUCCESSOR
            TRUSTEE

      10.1 At any time the Company may remove the Trustee with or without cause, upon at least 60 days' notice in writing to the Trustee; provided, however, that after (i) the occurrence of an Acceleration Event or (ii) the occurrence of a Potential Acceleration Event the Company may not remove the Trustee without the consent of a majority of the Members; provided, further, that (ii) above shall cease to apply if such Potential Acceleration Event does not result in the occurrence of an Acceleration Event.

      10.2 The Trustee may resign at any time upon at least 60 days' notice in writing to the Company.

      10.3 In the event of such removal or resignation, the Trustee shall duly file with the Company a written account as provided in Section 9.2 above for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account, and if written objections to such account are not filed as provided in Section 9.2, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

      10.4 Within 60 days after any such notice of removal or resignation of the Trustee, the Company shall designate a successor Trustee qualified to act hereunder; provided, however, that such successor Trustee is a bank which is a member of the Federal Reserve System and is one of the fifty largest banking corporations in the United States based upon net assets. In the event that the Company fails to designate a successor Trustee within 60 days after the Trustee's resignation or removal, the Trustee shall select a successor Trustee pursuant to this Section 10.4. Each such successor Trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

      10.5 Upon the appointment and acceptance by, and transfer of assets to a successor Trustee, Trustee shall have no further responsibilities under this Trust Agreement. The Company hereby agrees to hold the Trustee harmless from and against all taxes, expenses, (including counsel fees) liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it as successor Trustee, as a direct or indirect result of any act or omission of a predecessor trustee.

SECTION 11. ENFORCEMENT OF TRUST AGREEMENT AND LEGAL PROCEEDINGS

      11.1 The Company shall have the right to enforce any provision of this Trust Agreement, and, any Member shall have the right as a beneficiary of the Trust to enforce any provision of this Trust Agreement that affects the right, title and interest of such Member in the Trust. In any action or proceedings affecting the Trust the only necessary parties shall be the Company, the Trustee and the Members and, except as otherwise required by applicable law, no other person shall be entitled to any notice of service or process. Any judgment entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the Trust.

      11.2 In the event the Trustee is notified that a creditor of the Company or of a subsidiary of the Company shall seek to enforce a judgment by executing a lien or other encumbrance against the Trust Fund, the Trustee shall promptly give notice thereof in writing to all Members listed on the Payment Schedule then in effect as soon as is reasonably practicable.

      11.3 In the event the Trustee is notified pursuant to Section 3.2 that the Company is Bankrupt or Insolvent, the Trustee shall promptly give notice thereof in writing to all Members listed on the Payment Schedule then in effect as soon as is reasonably practicable.

SECTION 12. TERMINATION AND SUSPENSION

      12.1 The Trust shall terminate when all payments which have or may become payable pursuant to the terms of the Trust have been made (or the Trust Fund has been exhausted, whether by payments from the Trust, as a result of a validly executed lien by a creditor of the Company or of a subsidiary of the Company in enforcement of a judgment in accordance with due process of law or the terms thereof, or by direction of the Bankruptcy Court) and any remaining assets shall then be paid by Trustee to the Company.

      12.2 (a) The following events shall result in a "Suspension of the Trust":

                  (i) The Trustee receives notification, in a form acceptable to it, that the Plan has been terminated by the Company;

                  (ii) The Trustee is notified by the Company of the Company's intention to discontinue contributions to the Trust; or

                  (iii) The lapse of two calendar years ending December 31, following the last calendar year for which both a revised Payment Schedule and a sufficient contribution necessary to maintain the Trust on a "fully funded" basis were received (no later than December 31 of said last calendar year) by the Trustee in accordance with Sections 6.2 and 6.3 of this Trust Agreement.

The "Suspension Date" means the first day of the month after the Suspension of the Trust.

            (b) Promptly after a Suspension of the Trust, the Trustee shall establish individual accounts for each Member and allocate the Trust Fund among such accounts in proportion to the Present Value of each Member's accrued benefit under the Plan indicated on the Payment Schedule then in effect, credited with interest between the Payment Schedule Date and the Suspension Date at the Interest Rate specified in the Payment Schedule and reduced, but not below zero, for the total payments, if any, made by the Trustee to the Member between the Payment Schedule Date and the Suspension Date.

            (c) (i) The amount payable to a Member subsequent to the Suspension Date shall be based solely on the Trust Benefit listed on the Payment Schedule then in effect as of the January 1 coincident with or immediately prior to the Suspension Date (even if such Trust Benefit is less than the amount payable under the Trust immediately prior to the Suspension Date) and shall be payable only from the assets allocated to the Members account. The amount, form, time for commencement, duration of such payments and applicable early retirement or reduction factors shall be determined by the Company with the Member's concurrence or by the Actuary in accordance with the terms of the Plan in effect on the Payment Schedule Date. (However, the beneficiary of a Member or other person or entity entitled to payments from the Trust in the event of the Member's death shall be determined pursuant to Section 6.4 of this Trust Agreement.) The value of each account shall be adjusted at least quarterly to reflect the effect of income received and accrued, realized and unrealized profits and losses, expenses and other costs of maintaining the Trust as provided in Sections 8 and 16 of this Trust Agreement, and all other transactions of the preceding calendar quarter. Such adjustments shall be made by (i) deducting the total of all payments made from the account during such quarter and (ii) adding or deducting, as the case may be, such proportion of each such item as the value of the account as of the beginning of the quarter bears to the total value of all accounts as of the beginning of the quarter.

                  (ii) In the event that there are assets remaining in a Member's account after all payments pursuant to this Section 12.2(c) have been made to that Member, the Trustee shall reallocate such assets to the accounts of the other Members in the same manner that the earnings of the Trust are allocated to each Member's account.

            (d) At any time on or after a Suspension of the Trust the Company may direct the Trustee in writing to purchase, from an insurance company licensed to do business in New York and rated "A+" or "Excellent" by Best's Insurance Report, or a comparable rating guide acceptable to the Trustee, paid-up cash value annuity contracts which replicate, to the maximum extent possible, the payment options available under the Plan, providing for the payment of each Member's Trust Benefit pursuant to Section 12.2(c) of this Trust Agreement, provided that the Trust Fund is sufficient to
(i) purchase such annuity contracts providing for the payment of all such Trust Benefits and (ii) establish a reasonable reserve which the Trustee shall determine to be sufficient to provide for all accrued and future expenses and other costs of maintaining the Trust as provided in Sections 8 and 16 of this Trust Agreement until all payments have been made under such annuity contracts. The Trustee shall hold such annuity contracts in accordance with this Trust Agreement until all payments are made thereunder, and such annuity contracts shall remain part of the Trust Fund. After the purchase of such annuity contracts providing for the payment of all such Trust Benefits, any remaining assets in the Trust Fund not consisting of such annuity contracts or such reasonable reserve shall be paid by the Trustee to the Company. The Trust shall terminate when all payments are made under such annuity contracts and any remaining assets shall be paid by the Trustee to the Company.

SECTION 13. AMENDMENTS

      13.1 The Company may from time to time amend or modify, in whole or in part, any or all of the provisions of this Trust Agreement (except Sections 1, 3.1, 4.1, 6.1, 6.2, 6.3, 6.4, 6.5, 8.4. 10.4, 11.1, 11.2. 12 and 13 and all
Exhibits to this Trust Agreement) with the written consent of the Trustee, but without the consent of any Member, and provided that any amendment does not cause the Trust to not constitute a grantor trust as defined in Section 6.4(c).

      13.2 The Company and the Trustee shall execute such supplements to, or amendments of, this Trust Agreement as shall be necessary to give effect to any such amendment or modification.

SECTION 14. NON-ALIENATION

      14.1 Except insofar as applicable law may otherwise require and subject to Sections 1.1 and 3.1 and 3.2 of this Trust Agreement, (i) no amount payable to or in respect of any Member at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Member.

SECTION 15. COMMUNICATIONS

      15.1 Communications to the Company and the PFTIC shall be addressed to 4 West Red Oak Lane, White Plains, NY 10604, Attention: Secretary; provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

      15.2 Communications to the Trustee shall be addressed to State Street Bank and Trust Company, 2 World Financial Center, 225 Liberty Street, 24th Floor, New York, NY 10281, provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

      15.3 No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company until it is received by the Company.

      15.4 Any action of the Company or the PFTIC pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company or the PFTIC to the Trustee, shall be in writing signed, respectively, on behalf of the Company by any duly authorized officer of the Company and on behalf of the PFTIC by any member of the PFTIC. Any action by a Member, or a Member's spouse or other beneficiary or the legal representative of a Member's estate shall be in writing. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, objection, list and Payment Schedule delivered to the Trustee by the Company, the PFTIC or, to the extent applicable under this Trust Agreement, by a Member, a member's spouse or other beneficiary or the legal representatives of the Member's estate.

SECTION 16. MISCELLANEOUS PROVISIONS

      16.1 This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns.

      16.2 The Company shall pay and shall protect, indemnify and save harmless the Trustee and its officers, employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) of any nature arising from or relating to any action by or any failure to act by the Trustee, its officers, employees and agents or the transactions contemplated by this Trust Agreement, including, but not limited to, any claim made by a Member or his beneficiary with respect to payments made or to be made by the Trustee, any claim made by the Company or its successor, whether pursuant to a sale of assets, merger, consolidation, liquidation or otherwise, that this Trust Agreement is invalid or ultra vires, except to the extent that any such loss, liability, action, suit, judgment, demand, damage, cost or expense has been determined by final judgment of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of the Trustee, its officers, employees or agents. To the extent that the Company has not fulfilled its obligations under the foregoing provisions of this Section the Trustee shall be reimbursed out of the assets of the Trust Fund or may set up reasonable reserves for the payment of such obligations. To the maximum extent permitted by applicable law, no personal liability whatsoever shall attach to or be incurred by any employee, officer or director of the Company, as such, under or by reason of the terms or conditions contained in or implied from this Trust Agreement.

      16.3 The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company or the Actuary.

      16.4 The Actuary shall be entitled to rely upon the accuracy of any information provided hereunder by the Company or the Trustee.

      16.5 Each Member shall file with the Trustee such pertinent information concerning himself, and any other person as the Trustee shall specify, and no person shall have any rights or be entitled to any benefits under the Trust unless such information is filed by or with respect to him.

      16.6 The Company shall from time to time certify to the Trustee the membership of the PFTIC. The PFTIC shall from time to time certify to the Trustee the person or persons authorized to act for the PFTIC and provide the Trustee with such information regarding the

PFTIC as the Trustee may reasonably request. The Trustee may continue to rely on any such certification until notified to the contrary.

      16.7 Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

      16.8 Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

      16.9 To the maximum extent consistent with applicable federal law, this Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the State of New York and the Trustee shall be liable to account only in the courts of that state.

      16.10 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

      16.11 All payment authorizations relating to the Trust require the signature of two persons. Both signatures shall be that of members of the Pension Administration Committee, of which one member is from the Controllers Department.

            IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                            ITT INDUSTRIES, INC. through the
                                               ITT INDUSTRIES PENSION FUND TRUST
                                               AND INVESTMENT COMMITTEE

                                            By: /s/ Donald Foley
                                               ----------------------------
                                                Title: Member

Attest:

/s/ Clayton Young
---------------------------
Secretary: PFTIC

                                            STATE STREET BANK AND TRUST
                                               COMPANY, as TRUSTEE

                                            By: /S/ Frank Epper
                                               ----------------------------
                                                Title: Vice President

Attest:

/s/ Karan Lawler
---------------------------
Vice President:

Seal

STATE OF NEW YORK    )
                     : ss:
COUNTY OF NEW YORK   )

            On this 4th day of November, 2004, before me personally came Donald Foley, to me known, who, being by me duly sworn, said that he resides at 12 Mead Mews, Cos Cobb, CT; that he is a Member of the ITT Industries Pension Fund Trust and Investment Committee, a committee authorized to act for ITT Industries, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ Peter A. Timpano Jr.
------------------------
Notary Public





STATE OF NEW YORK    )
                     : ss:
COUNTY OF NEW YORK   )

            On this 4th day of November, 2004, before me personally came Frank Eipper, to me known, who, being by me duly sworn, did depose and say that he resides at 31 Fairmont Avenue, Stamford, CT; that he is the Vice President of State Street Bank and Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ Daniel Sachs
----------------
Notary Public

                                    EXHIBIT A

        INVESTMENT GUIDELINES FOR THE ITT INDUSTRIES EXCESS BENEFIT PLAN
                                      TRUST

OBJECTIVE

            The investment objective is the stabilization of unit value over a three-year time horizon while achieving a total rate of return in excess of that available in a money market fund. In addition, a specific objective is the production of a positive total rate of return in every quarterly period. To achieve these goals the Trust Fund is to invest in a variety of domestic and Eurodollar issues, utilizing floating rate notes, and will limit the maximum maturity of any fixed rate investment to seven years.

PHILOSOPHY

            The investment philosophy is based on the objective of principal stabilization as well as the belief that fixed income portfolios must be actively managed to adjust for and take advantage of changes in the outlook for interest rates, relative value between market sectors, and credit status. Most of the rate of return will consist of coupon income, but opportunities to realize trading profits will arise within shifting market conditions. These opportunities should be used. Since income is compounded in the fund, the reinvestment factor will be an important factor and implies that at times discount issues will be used, even though the emphasis will be on current coupons. Adjustments in portfolio structure and holdings should be made only where a readily identifiable improvement will result, and to ensure the ability to make these adjustments when called for, holdings will be confined to higher grade, marketable issues. Because most opportunities in the bond market are short-lived, the Trustee or Investment Manager should have discretion to act on his own judgment, subject to the specific investment parameters listed below.

INVESTMENT PARAMETERS

1. Obligations of the United States of America and the various Federal Agencies can be held without limitation, including evidences of ownership of a proportionate interest in (i) specified direct obligations of the United States of America or (ii) specified obligations the principal of and interest on which are unconditionally and fully guaranteed by the United States of America, which obligations described in (i) or (ii) are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian.

2. Exposure in any one category of fixed rate corporate debt (industrial, utility, finance; etc.) is limited to a maximum 35% of the total par value of the fund, excluding securities with one year or less to maturity.

3. Purchases are limited to issues with at least $50 million outstanding. (Exceptions may be considered on a case-by-case basis in the event this limitation precludes unusually attractive situations.)

4. Purchases are limited to a maximum 5% of any one issue and 10% of the total par value of the fund in any one company.

5. Purchases of fixed coupon securities are limited to issues with a maximum maturity of seven years; provided, however. Adjustable Rate Securities are not subject to this seven year maximum limit.

6. For short-term investments, obligations issued or guaranteed by the United States of America or any Agencies thereof are acceptable, as well as evidences of ownership of a proportionate interest in (i) specified direct obligations of the United States of America or (ii) specified obligations the principal of and interest on which are unconditionally and fully guaranteed by the United States of America, which obligations described in
      (i) or (ii) are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian, together with commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investment Service and Master Notes with corporations holding commercial paper ratings of A-1 or P-1.

      Also acceptable are Domestic CDs, London Eurodollar CDs, London Dollar Time Deposits, CDs of U.S. branches of foreign banks (known as Yankee
      CDs), repurchase agreements adequately collateralized by obligations of the United States of America or its Agencies and bankers' acceptances guaranteed by U.S. banks, which CDs, time deposits or bankers' acceptance are issued or guaranteed by the fifty-five largest U.S. banks and by the fifty largest foreign banks. These instruments must be monitored by the Trustee or the Investment Manager as to quality. Also acceptable are savings account certificates of deposit and other types of time or demand deposits with any domestic financial institution operated, maintained by, or affiliated with the Trustee which bear a reasonably rate of interest.

      Maturities may in no event exceed fifteen months and prudent standards of liquidity, diversification and credit quality must be maintained.

7. A minimum 25% of the par value of the fund shall be maintained in short-term investments.

8. Exposure to both Eurodollar and Domestic floating rate notes shall be limited to a maximum of 75% of the total par value of the fund.

9. Within the above parameters, additional limitations by these quality ratings, or comparable quality ratings, are:

          AAA and AA         up to 100% of the total par value of the fund
          A                  up to 25% of the total par value of the fund

      The fund will not invest in issues lower than A.

                                   EXHIBIT C

                                   AFFIDAVIT

                          CONFIRMATION OF CALCULATION

            I do hereby solemnly state that I,___________________________, make this affidavit under the terms of the ITT Industries Excess Benefit Plan Trust and I hereby acknowledge that I have received a copy of the attached calculation of my entitlement under the ITT Industries Excess Benefit Plan and such other plans, if any, which ITT has elected to include in the Trust. I concur in said calculation and am entitled in accordance with the terms of said Plan or Plans to commence receiving payments, as provided in said calculation.

                                     _________________________________
                                     Signature

STATE OF NEW YORK    )
                     : ss:
COUNTY OF NEW YORK   )

            On this_________day of_______________________,________, before me personally came ___________________________________________________, to me
known, who, being by me duly sworn, did depose and say that he resides at_______________________________________________________, and that the statements herein are all materially correct.

______________________________
Notary Public

                                   EXHIBIT D

                                   AFFIDAVIT

            I,____________________________________, under penalties of perjury, do hereby solemnly state and agree:

                             Eligibility for Payment

            That I make this affidavit under the terms of the ITT Industries Excess Benefit Plan Trust in order to request the Trustee of said Trust to make monthly payments to me in the form and amount to which I am entitled under the ITT Industries Excess Benefit Plan and the Supplemental Plans which ITT has elected to include in the Trust (collectively, the "Plan"), as indicated below (check one):

            [ ] That I am a Member of the Plan and my retirement from ITT Industries, Inc., is scheduled to commence on_______________________________; or

            [ ] That I am the beneficiary of__________________________________, who was a Member of the Plan, and whose date of death is confirmed by the attached copy of Member's death certificate.

            And that I am entitled to commence receiving payments in accordance with the terms of the Plan.

                                            ______________________________
                                            Signature

STATE OF NEW YORK    )
                     : ss:
COUNTY OF NEW YORK   )

            On this________day of___________________________________,________,
before me personally came_____________________________________________, to me known, who, being by me duly sworn, did depose and say that he resides at_________________________________________________, and that the statements herein are all materially correct.

___________________________________
Notary Public